EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Regarding this registration statement of Eagle Broadband, Inc., on Form S-3, we consent to the reference of our firm under the caption Experts and the inclusion of our report dated November 30, 2004, relating to the consolidated financial statements, which appear in the Annual Report on Form 10-K for the year ended August 31, 2004.


/S/ Lopez, Blevins, Bork and Associates, LLP
--------------------------------------------
Lopez, Blevins, Bork and Associates, LLP
Houston, Texas
January  21, 2005